EXHIBIT 4.2

                                WARRANT AGREEMENT


                                      AMONG

                                GEOKINETICS INC.

                                       and

                            the parties named herein

                           Dated as of April 30, 1998

                              TABLE OF CONTENTS(1)

                                                                          PAGE

SECTION 1.     Warrant Certificates....................................    1
SECTION 2.     Execution of Warrant Certificates.......................    1
SECTION 3.     Registration............................................    2
SECTION 4.     Registration of Transfers and Exchanges.................    2
SECTION 5.     Warrants; Exercise of Warrants..........................    5
SECTION 6.     Payment of Taxes........................................    7
SECTION 7.     Mutilated or Missing Warrant Certificates...............    7
SECTION 8.     Reservation of Warrant Shares...........................    8
SECTION 9.     Obtaining Stock Exchange Listings.......................    9
SECTION 10.    Adjustment of Number of Warrant Shares
                  Issuable.............................................    9
SECTION 11.    Fractional Interests....................................   20
SECTION 12.    Notices to Warrant Holders..............................   20
SECTION 13.    Registration Rights.....................................   22
SECTION 14.    Notices to Company and Warrant Holder...................   34
SECTION 15.    Supplements and Amendments..............................   34
SECTION 16.    Successors..............................................   34
SECTION 17.    Termination.............................................   34
SECTION 18.    Governing Law...........................................   34
SECTION 19.    Benefits of This Agreement..............................   34
SECTION 20.    Counterparts............................................   35

----------------
(1) This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

            WARRANT AGREEMENT (the "Warrant Agreement" or this "Agreement") dated as of April 30, 1998 (the "Issue Date") between Geokinetics Inc., a Delaware corporation (the "Company"), and the parties named herein (together with their successors and assigns, the "Holders").

            Terms defined in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of April 30, 1998 between the Company and the purchasers named therein (the "Purchasers") unless defined herein are used as therein defined.

            WHEREAS, the Company proposes to issue Warrants, as hereinafter described (the "Warrants"), to purchase up to 7,618,594 shares of Common Stock (the "Common Stock") of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in connection with a private placement of an aggregate of $40,000,000 principal amount of the Company's 12% Senior Subordinated Notes due 2005 and each Warrant entitling the holder thereof to purchase one Warrant Share.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            SECTION 1. WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

            SECTION 2. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

            In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

            SECTION 3. REGISTRATION. The Company shall number and register the Warrant Certificates in a register as they are issued. Warrants shall be issued in accordance with Paragraph 1B of the Securities Purchase Agreement. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary. The Company shall act as the registrar for the Warrants.

            SECTION 4. REGISTRATION OF TRANSFERS AND EXCHANGES. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney together with (if such transfer is pursuant to clause
(1)(w)(III) of the next paragraph) the opinion of counsel specified therein. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

            Each Holder, severally and not jointly, acknowledges and affirms its representations in Paragraph 6 of the Securities Purchase Agreement. The Warrant holders and all holders of Warrant Shares, by their acceptance of Warrant Certificates or certificates evidencing Warrant Shares, agree that any proposed resale, pledge or other transfer (including any transfer by issuance of Warrant Shares upon exercise of a Warrant evidenced by a Warrant Certificate in a name other than the name in which such Warrant Certificate is registered) of any Warrant or Warrant Shares may be effected only (1) (w) inside the United States (I) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (II) in accordance with Rule 144 under the Securities Act or (III) pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably satisfactory to the Company to such effect), (x) to the Company, (y) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (z) pursuant to an effective registration statement under the Securities Act and (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. Each holder of Warrant Certificates or certificates evidencing Warrant Shares, by acceptance thereof, agrees to, and each subsequent holder is required to, notify any purchaser thereof of the resale restrictions set forth above. Prior to any proposed resale, pledge or other transfer (including any transfer by issuance of Warrant Shares upon exercise of a Warrant evidenced by a Warrant Certificate in a name other than the name in which such Warrant Certificate is registered) of any Warrant or Warrant Shares, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer and the names and circumstances thereof and, if the proposed transfer is pursuant to clause
(1)(w)(III) of the second preceding sentence, will, if requested by the Company, deliver to the Company:

            (1) an investment covenant reasonably satisfactory to the Company signed by the proposed transferee;

            (2) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares;

            (3) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

            (4) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the transfer of such Warrant or Warrant Shares.

            The Warrant holders agree that each Warrant Certificate and any certificate representing the Warrant Shares will bear the following legend:

       THE SECURITY REPRESENTED BY THIS CERTIFICATE (AND ANY PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND, IF SUCH SECURITY EVIDENCES A WARRANT, THE WARRANT SHARES ISSUABLE PURSUANT THERETO) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
       (1) (W) INSIDE THE UNITED STATES (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (II) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (III) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (X) TO THE COMPANY, (Y) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (Z) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. THE SECURITY REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE TAG-ALONG DRAG-ALONG AGREEMENT DATED AS OF APRIL 30, 1998, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

            Subject to the foregoing provisions, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.

            On delivery of the Warrants by the Company to the Warrant holder or holders pursuant to the Securities Purchase Agreement, each Warrant holder will have registration rights with respect to the Warrant Shares set forth in Section 13 hereof.

            Every Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company may treat the person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the person entitled to exercise the rights granted under the Warrants, and neither the Company nor any agent thereof shall be affected by any notice to the contrary.

            SECTION 5. WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised commencing at the opening of business on the Issue Date and until 5:00 p.m., New York City time on April 30, 2005, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on April 30, 2005 shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

            A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., together with (if such exercise involves a transfer pursuant to clause (1)(w)(III) of the second paragraph of
Section 4) the opinion of counsel specified therein, and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company. In lieu of exercising this Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6), if any, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f).

            Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within 10 Business Days after such receipt) to or upon the written order of the holder and, subject to Section 4, in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; PROVIDED, HOWEVER, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (l) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrant Certificates and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

            Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided in Section 10(i), no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

            The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

            All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. the Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

            SECTION 6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered for registration of transfer or upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

            SECTION 7. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

            SECTION 8. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company' capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 13 hereof.

            Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

            The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and, subject to Section 6, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company further covenants, represents and warrants that, (a) as of the Issue Date, no form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Warrants or the Warrant Shares or in connection with the issuance of the Warrants; (b) as of the Issue Date, neither the Company nor any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Warrants, the Warrant Shares or any other similar security of the Company except as contemplated by this Agreement; and (c) neither the Company nor any Person acting on its behalf will sell or offer for sale any such security to or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Warrants within the provisions of Section 5 of the Securities Act.

            SECTION 9. OBTAINING STOCK EXCHANGE LISTINGS. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

            SECTION 10. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE. The number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

            (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

            If the Company:

            (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

            (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

            (3) combines its outstanding shares of Common Stock into a smaller number of shares;

            (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

            (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the number and kind of shares of its capital stock issuable upon exercise of any Warrant in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he or she would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the exercise privilege of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

            Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) ADJUSTMENT FOR RIGHTS ISSUE.

            If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock or securities directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) at a price per share less than the current market price per share on that record date, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                         N' = N  x   (O + A)
                                   ----------
                                  (O + (A x P))
                                            M

where:

      N'= the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

      N = the current number of Warrant Shares issuable upon exercise of one Warrant.

      O = the number of shares of Common Stock outstanding on the record date.

      A = the number of additional shares of Common Stock offered pursuant to such rights issuance.

      P =   the offering price per share of the additional shares.

      M = the current market price per share of Common Stock on the record date.

            The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of Warrant Shares issuable upon exercise of the Warrants shall be immediately readjusted to what it would have been if "A" in the above formula had been the number of shares actually issued.

            (C) ADJUSTMENT FOR OTHER DISTRIBUTIONS.

            If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                                N' = N  x   M
                                           ---
                                           M-F

where:

      N'= the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

      N = the current number of Warrant Shares issuable upon exercise of one Warrant.

      M = the current market price per share of Common Stock on the record date mentioned below.

      F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value in good faith.

            The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

            This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10.

            (D) ADJUSTMENT FOR COMMON STOCK ISSUE.

            If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                                N' = N  x   A
                                          -----
                                          O + P
                                              -
                                              M

where:

      N'= the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

      N = the then current number of Warrant Shares issuable upon exercise of one Warrant.

      O = the number of shares outstanding immediately prior to the issuance of such additional shares.

      P = the aggregate consideration received for the issuance of such additional shares.

      M = the current market price per share on the date of sale of such additional shares.

      A = the number of shares outstanding immediately after the issuance of such additional shares.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            This subsection (d) does not apply to:

            (1) any of the transactions described in subsections (b) and (c) of this Section 10,

            (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

            (3) Common Stock issued to employees of the Company and its Wholly Owned Subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued on or after the date of this Warrant Agreement shall not exceed 5% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments under such plan),

            (4) Common Stock issued upon the exercise of warrants and stock options outstanding on the Date of Closing, or

            (5) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

            (e) ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE.

            If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with this formula:

                                 N' = N x O + D
                                          -----
                                          O + P
                                              -
                                              M

where:

      N'= the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

      N = the then current number of Warrant Shares issuable upon exercise of one Warrant.

      O = the number of shares outstanding immediately prior to the issuance of such securities.

      P = the aggregate consideration received for the issuance of such securities.

      M = the current market price per share on the date of sale of such securities.

      D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of Warrant Shares issuable upon exercise of one Warrant shall promptly be readjusted to the number of Warrant Shares issuable upon exercise of one Warrant which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

            This subsection (e) does not apply to:

            (1) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting, or

            (2) convertible securities issued to employees of the Company and its Wholly Owned Subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such convertible securities would otherwise be covered by this subsection (e) (but only to the extent that the aggregate number of convertible securities excluded hereby and issued on or after the date of this Warrant Agreement shall not exceed 5% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments under such plan).

            (f) CURRENT MARKET PRICE.

            In Sections 5 and 11 and in subsections (b), (c), (d) and (e) of this Section 10 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price (i) based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the security most recently determined as of a date within the six months preceding such date by a nationally recognized investment banking firm or appraisal firm which is not an Affiliate of the Company (an "Independent Financial Advisor") or (iii) if neither clause (i) nor (ii) is applicable, the value of the security determined as of such date by an Independent Financial Advisor.

            (g) CONSIDERATION RECEIVED.

            For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

            (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

            (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution;

            (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

            (h) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED.

            No adjustment in the number of Warrant Shares issuable upon exercise of one Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon exercise of one Warrant. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

            All calculations under this Section shall be made to the nearest 1/100th of a share.

            (i) WHEN NO ADJUSTMENT REQUIRED.

            No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

            No adjustment need be made for a change in the par value or no par value of the Common Stock.

            To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            (j) NOTICE OF ADJUSTMENT.

            Whenever the number of Warrant Shares issuable upon exercise of one Warrant is adjusted, the Company shall provide the notices required by Section 12 hereof.

            (k) NOTICE OF CERTAIN TRANSACTIONS.

            If:

            (1) The Company takes any action that would require an adjustment in the number of Warrant Shares issuable upon exercise of one Warrant pursuant to subsection (a), (b), (c), (d) or (e) of this Section 10 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (i) of this Section 10;

            (2) The Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (l) of this Section 10; or

            (3) there is a liquidation or dissolution of the Company,

The Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

            (l) REORGANIZATION OF COMPANY.

            If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

            If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

            If this subsection (l) applies, subsections (a), (b), (c), (d) and
(e) of this Section 10 do not apply.

            (m) COMPANY DETERMINATION FINAL.

            Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this Section 10 which is made in good faith shall be conclusive.

            (n) WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.

            In any case in which this Section 10 shall require that an adjustment in the number of Warrant Shares issuable upon exercise of one Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the current number of Warrant Shares issuable upon exercise of one Warrant and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

            (o) ADJUSTMENT IN EXERCISE PRICE.

            Upon each adjustment of the number of Warrant Shares pursuant to this Section 10, the Exercise Price for each Warrant outstanding prior to the making of the adjustment in the number of Warrant Shares shall thereafter be adjusted to the Exercise Price (calculated to the nearest hundredth) obtained from the following formula:

                                    E'= E x N
                                            -
                                            N'

where:

      E'=   the adjusted Exercise Price.

      E =   the Exercise Price prior to adjustment.

      N'= the adjusted number of Warrant Shares issuable up onexercise of a Warrant.

      N = the number or Warrant Shares previously issuable upon exercise of a Warrant prior to adjustment.

            (p) FORM OF WARRANTS.

            Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

            (q) NO DILUTION OR IMPAIRMENT.

            If any event shall occur as to which the provisions of this Section 10 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Section, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 10, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

            The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (2) will not take any action which results in any adjustment of the number of Warrant Shares issuable upon exercise of one Warrant if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 10(l) shall not be prohibited by or require any adjustment under this subsection
(q).

            SECTION 11. FRACTIONAL INTERESTS. Any one Warrant may be exercised only in full and not in part. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so requested to be exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference between the current market price of a share of Common Stock and the Exercise Price.

            SECTION 12. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the number of Warrant Shares issuable upon exercise of one Warrant pursuant to
Section 10, the Company shall
promptly thereafter (i) cause to be filed with the Company a certificate which includes the report of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the number of Warrant Shares issuable upon exercise of one Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

            In case:

            (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

            (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 10 hereof); or

            (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 10;

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

            Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

            SECTION 13. REGISTRATION RIGHTS.

            (a) DEMAND REGISTRATION.

            (1) REQUEST FOR REGISTRATION. At any time after the first anniversary of the Issue Date, the Holder or Holders of in excess of 25% of the outstanding Warrant Shares issued or issuable upon exercise of the Warrants may make a written request for registration under the Securities Act ("Demand

Registration") of all or part of its or their Registrable Securities; PROVIDED that the Company shall not be obligated to effect more than three Demand Registrations in respect of the Registrable Securities. Such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 Business Days after receipt of such request, the Company will give written notice of such registration request to all other Holders of the Warrants and include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Holders thereof within 15 Business Days after receipt by the applicable Holder of the Company's notice. Each such request will also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

            (2) EFFECTIVE REGISTRATION AND EXPENSES. A registration will not count as a Demand Registration until it has become effective (unless the Holders demanding such registration withdraw the Registrable Securities, in which case such demand will count as a Demand Registration unless the Holders of such Warrants agree to pay all Registration Expenses (as hereinafter defined) relating to such registration). Except as provided above, the Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not it becomes effective.

            (3) PRIORITY ON DEMAND REGISTRATIONS. If the Holders of a majority of the Registrable Securities to be registered in a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters (the "Underwriters") of such offering advise the Company and the Holders in writing that in their opinion the Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, then (i) the Holders of Registrable Securities shall be entitled to participate in such Demand Registration (PRO RATA on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder) first; and (ii) the Company and other equity security holders of the Company entitled to participate will be entitled to participate in such registration (with the holders of such securities being entitled to participate in accordance with the relative priorities, if any, as shall exist among them), in each case with further PRO RATA allocations to the extent any such person has requested registration of fewer securities than such person is entitled to have registered so that the number of securities to be included in such registration will not exceed that amount that can, in the opinion of such Managing Underwriter or Underwriters, be sold without any such material adverse effect. To the extent Registrable Securities so requested to be registered are excluded from the offering, the Holders of Registrable Securities, as a group, shall have the right to one additional Demand Registration under this section with respect to Registrable Securities for the number of shares so excluded (but in no event shall such additional Demand Registration be for less than 250,000 shares).

            (4) SELECTION OF UNDERWRITERS. If any Demand Registration is in the form of an underwritten offering, the Holders of a majority of the aggregate number of the outstanding Registrable Securities shall designate the Underwriter or a group of Underwriters to be utilized in connection with the public offering of such Registrable Securities, which selection shall be reasonably acceptable to the Company. The Company shall enter into an underwriting agreement in customary form with such Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in
Section 13(d). The holders of Registrable Securities to be distributed by such Underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters also be made to and for their benefit and that any and all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement also be conditions precedent to their obligations. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such holder and its ownership of the Registrable Securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law.

            (5) DEFERRAL. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to prepare and file, or cause to become effective, any registration statement pursuant to this Section 13(a) hereof at any time when, in the good faith judgment of its Board of Directors, the filing thereof at the time requested or the effectiveness thereof after filing should be delayed to permit the Company to include in the registration statement the Company's financial statements (and any required audit opinion thereon) for the then immediately preceding fiscal year or fiscal quarter, as the case may be. The filing of a registration statement by the Company cannot be deferred pursuant to the provisions of the immediately preceding sentence beyond the time that such financial statements (or any required audit opinion thereon) would be required to be filed with the Commission as part of the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, if the Company were then obligated to file such reports. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to cause a registration statement previously filed pursuant to this Section 13 to become effective, and may suspend sales by the Holders of Registrable Securities under any registration that has previously become effective, at any time when, in the good faith judgment of its Board of Directors, it reasonably believes that the effectiveness of such registration statement or the offering of securities pursuant thereto would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction or negotiations, discussions or pending proposals with respect thereto; PROVIDED that deferrals pursuant to this sentence shall not exceed, in the aggregate, 180 days in any calendar year. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and the rights of Holders of Registrable Securities to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 15 days after the abandonment or 30 days after the consummation of any of the foregoing proposals or transactions or, in any event, for more than 30 days after the date of the Board's determination pursuant to the immediately preceding sentence of this Section 13(a)(5).

            (6) FURTHER DEMANDS. The Company agrees that after the Issue Date, it shall not grant any Person registration rights of the type set forth in
Section 13(a) hereof with respect to any equity securities of the Company without the consent of the Holders of a majority of the Registrable Securities, which consent shall not be unreasonably withheld. The Company and the Holders agree that the Holders shall be entitled to the consent right set forth in the immediately preceding sentence so long as the Holders continue to hold 25% of the Warrants (or Warrant Shares) acquired by them on the Date of Closing.

            (b) PIGGY-BACK REGISTRATION.

            (1) If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its security holders of any class of equity security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement in connection with an exchange offer or offering to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 20 Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggy-Back Registration").

            (2) The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company or of such other security holders included therein. Notwithstanding the foregoing, if the managing Underwriter or Underwriters of such offering deliver a written opinion to the Company that either because of
(i) the kind or combination of securities which the Holders, the Company and any other persons or entities intend to include in such offering or (ii) the size of the offering which the Holders, the Company and such other persons intend to make, are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (a) in the event that the size of the offering is the basis of such managing Underwriter's opinion, the amount of securities to be offered for the accounts of Non-Priority Persons (as defined below) shall be reduced pro rata (according to the Registrable Securities and other securities proposed for registration by Persons ("Non-Priority Persons") other than the Company (if such registration was initially to be filed for the account of the Company) or the other Persons for whose account such registration was initially to be filed) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; PROVIDED that if securities are being offered for the account of Non-Priority Persons other than holders of Registrable Securities, then with respect to the Registrable Securities intended to be offered by

Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by Non-Priority Persons other than holders of Registrable Securities is reduced; and (b) in the event that the kind (or combination) of securities to be offered is the basis of such managing Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (a) above (subject to the proviso in clause (a)) or (y) if the actions described in clause
(x) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

            The Company will pay all Registration Expenses (as defined herein) in connection with each registration of Registrable Securities.

            (c) REGISTRATION PROCEDURES.

            If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will promptly:

            (1) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities, make all required filings with the NASD and use commercially reasonable efforts to cause such registration statement to become effective;

            (2) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than one year after such registration statement becomes effective;

            (3) furnish to counsel (if any) elected by holders of a majority (by number of shares) of the Registrable

      Securities covered by such registration statement copies of all documents proposed to be filed with the Securities and Exchange Commission in connection with such registration, which documents will be subject to the review of such counsel;

            (4) furnish to each seller of such securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

            (5) use its commercially reasonable efforts to register or qualify such securities covered by such registration statement under such other securities or Blue Sky Laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

            (6) furnish to each seller a signed counterpart, addressed to the sellers, of

                  (i) an opinion of counsel for the Company, dated the effective date of the registration statement, reasonably satisfactory in form and substance to such holders' counsel referred to in Section 13(c)(3), and

                  (ii) subject to the accountants obtaining the necessary
            representations as specified in Statement on Auditing Standards No. 72, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to changes subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the Underwriters in underwritten public offerings of securities;

            (7) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (8) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its Security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

            (9) use its best efforts to list such securities on any securities exchange on which the Common Stock is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

            (10) in any underwritten offering, use its best efforts to cause the indemnity and contribution terms between the sellers and the Underwriters to be no more burdensome to the sellers than the indemnity and contribution terms between the sellers and the Company set forth in
      Section 13(d) hereof; and

            (11) promptly notify each holder and the Underwriter or Underwriters, if any:

                  (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                  (ii) of any written comments from the Securities and Exchange
            Commission with respect to any filing referred to in clause (i) and of any written request by the Securities and Exchange Commission for amendments or supplements to such registration statement or prospectus;

                  (iii) of the notification to the Company by the Securities and
            Exchange Commission of its initiation of any proceeding with respect to the issuance by the Securities and Exchange Commission of, or of the issuance by the Securities and Exchange Commission of, any stop order suspending the effectiveness of such registration statement; and

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

            The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

            By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 13(c)(7) hereof, such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 13(c)(7) hereof. If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 13(c)(2) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 13(c)(7) hereof.

            In connection with any underwritten offering, all Registrable Securities to be included in such registration shall be subject to the related underwriting agreement and no person may participate in such registration unless such person agrees to sell such person's securities on the basis provided in the underwriting arrangement approved by the persons for whose account such underwritten registration is initially filed and completes and executes all customary questionnaires, indemnities, underwriting agreements and other reasonable documents which must be executed under the terms of such underwriting arrangements.

            (d) INDEMNIFICATION.

            (1) INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information relating to such Indemnified Holder and furnished in writing to the Company by such Indemnified Holder expressly for use therein. This indemnity will be in addition to any liability which the Company may otherwise have.

            If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder except that the Company shall be responsible for the reasonable fees and expenses of such counsel if (but only if) (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and there are one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

            (2) CONTRIBUTION. If the indemnification provided for in Section 13(d)(1) is unavailable to an Indemnified Holder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company, in lieu of indemnifying such Indemnified Holder, shall contribute to the amount paid or payable by such Indemnified Holder as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 1(d)(1), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 1(d)(2) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 13(d)(2), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total net proceeds received by such Indemnified Holder or its affiliated Indemnified Holders from the sale to the public of Registrable Securities exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (3) CERTAIN DEFINITIONS.

            (i) The term "Registrable Securities" shall mean the Warrant Shares and any other securities issued or issuable upon exercise of the Warrants. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or
      (D) they shall have ceased to be outstanding.

            (ii) The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Section 13 hereof, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, fees and other expenses associated with filings with the National Association of Securities Dealers, Inc. (including, if required, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, the fees and disbursements of one counsel retained by the holders of Registrable Securities, the expenses of any special audits made by such accountants required by or incident to such performance and compliance, but not including (a) fees and disbursements of more than one counsel retained by the holders of Registrable Securities, or (b) such holders' proportionate share of underwriting discounts and commissions.

            SECTION 14. NOTICES TO COMPANY AND WARRANT HOLDER. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                  Geokinetics Inc.
                  Marathon Oil Tower
                  5555 San Felipe
                  Suite 780
                  Houston, Texas  77056
                  Attention:  Chairman of the Board

            Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the Warrant register of the Company.

            SECTION 15. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of holders shall require the written consent of registered holders of two-thirds of the then outstanding Warrant Shares issued or issuable upon exercise of the Warrants (excluding Warrant Shares held by the Company or any of its Affiliates). The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than in accordance with Section 10 or 11 hereof).

            SECTION 16. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

            SECTION 17. TERMINATION. This Agreement (except for Section 13(d) and for the restrictions on transfer of Warrant Shares specified in Section 4) shall terminate at 5:00 p.m., New York City time on April 30, 2005.

            SECTION 18. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

            SECTION 19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates and the Warrant Shares. Nothing herein shall prohibit or limit the Company from entering into an agreement providing holders of securities which may hereafter be issued by the Company with such registration rights exercisable at such time or times and in such manner as the Board of Directors shall deem in the best interests of the Company so long as the performance by the Company of its obligations under such other agreement will not cause the Company to breach its obligations hereunder to the Holders.

            SECTION 20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

                      [Signature Page of Warrant Agreement]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                    GEOKINETICS INC.


                                    By:
                                       Name:
                                       Title:

                                    DLJ INVESTMENT PARTNERS, L.P.

                                    By:  DLJ INVESTMENT PARTNERS,
                                           INC.
                                           Managing General Partner


                                    By:
                                       Name:
                                       Title:


                                    DLJ INVESTMENT FUNDING, INC.


                                    By:
                                       Name:
                                       Title:


                                    DLJ ESC II L.P.

                                    By:  DLJ LBO PLANS MANAGEMENT
                                           CORPORATION, its
                                           General Partner


                                    By:
                                       Name:
                                       Title:

                      [Signature Page of Warrant Agreement]



                                     By:
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                          [Form of Warrant Certificate]
                                     [Face]


            THE WARRANTS REPRESENTED BY THIS CERTIFICATE (AND ANY PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF GEOKINETICS INC. (THE "COMPANY") THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (W) INSIDE THE UNITED STATES (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (II) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (III) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (X) TO THE COMPANY, (Y) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (Z) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE TAG-ALONG DRAG-ALONG AGREEMENT DATED AS OF APRIL 30, 1998, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON APRIL 30, 2005

No.                                                   ____ Warrants


                               Warrant Certificate
                                Geokinetics Inc.


            This Warrant Certificate certifies that _____________, or registered assigns, is the registered holder of Warrants expiring April 30, 2005 (the "Warrants") to purchase Common Stock, $.0l par value (the "Common Stock"), of Geokinetics Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on April 30, 2005, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the exercise price (the "Exercise Price") of $2.00 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. In lieu of exercising this Warrant by paying in full the Exercise Price minus transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing
(a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement.

            The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            No Warrant may be exercised after 5:00 p.m., New York City Time on April 30, 2005, and to the extent not exercised by such time such Warrants shall become void.

            Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, Geokinetics Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                    GEOKINETICS INC.


                                    By: ____________________________
                                        Chairman and Chief Executive
                                           Officer


                                    By: ____________________________
                                        Assistant Secretary

                          [Form of Warrant Certificate]
                                    [Reverse]


            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring April 30, 2005, entitling the holder on exercise to receive shares of Common Stock, $.0l par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of April 30, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

            Warrants may be exercised at any time on or before April 30, 2005. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In lieu of exercising this Warrant by paying in full the Exercise Price and transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing
(a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock and transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

            The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of one Warrant set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any

Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in Section 13 of the Warrant Agreement.

            Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entities any holder hereof to any rights of a stockholder of the Company.

                                 ASSIGNMENT FORM


            If you the Holder want to assign this Warrant, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Warrant to:

        ---------------------------------------------------------------

        ---------------------------------------------------------------

        ---------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                       , agent to
transfer this Warrant on the books of the Company. The agent may substitute another to act for him.


Date: _____________________                 Signed: ___________________
                                           (Signed exactly as your name
                                           appears on the other side
                                           of this Warrant)

Signature Guarantee: ____________________________


            In connection with any transfer of this Warrant occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Warrant (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 30, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Warrant is being transferred:

                                   [CHECK ONE]

(1)  __    to the Company or a subsidiary thereof; or

(2)  __    pursuant to and in compliance with Rule 144A under the
           Securities Act; or

(3)  __    to an institutional "accredited investor" (as defined in Rule
           501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company a signed letter containing certain representations and agreements (the form of which appears below); or

(4)  __    outside the United states to a "foreign person" in compliance with
           Rule 904 of Regulation S under the Securities Act; or

(5)  __    pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  __    pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (6) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Date: _____________________        Signed: ___________________
                                          (Sign exactly as your
                                           name appears on the
                                           other side of this
                                           Note)

Signature Guarantee:  ______________________________________

           [TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED]

            The undersigned represents and warrants that it is purchasing this Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date: _____________________        _____________________________
                                   NOTICE:  To be executed by an
                                            executive officer

                         [FORM OF LETTER TO BE COMPLETED
                      BY PURCHASER IF (3) ABOVE IS CHECKED]


Ladies and Gentlemen:

            1. The undersigned understands that any subsequent transfer of the Warrants is subject to certain restrictions and conditions set forth in the Warrants and in the Warrant Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Warrants except in compliance with, such restrictions and conditions and the Securities Act.

            2. The undersigned understands that the offer and sale of the Warrants have not been registered under the Securities Act, and that the Warrants may not be offered or sold except as permitted in the following sentence. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if it should sell, pledge or otherwise transfer any Warrants it will do so only (1) (w) inside the United States to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the company so requests), (x) to the Company, (y) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (z) pursuant to an effective registration statement under the Securities Act and (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction, and the undersigned further agrees to provide to any person purchasing any of the Warrants from us a notice advising such purchaser that resales of the Warrants are restricted as stated herein.

            3. The undersigned understands that, on any proposed resale of any Warrants, it may be required to furnish the Company such certification and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Warrants purchased by it will bear a legend to the foregoing effect.

            4. The undersigned is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and the undersigned and any accounts for which it is acting are each able to bear the economic risk of our or its investment, as the case may be.

            5. The undersigned is acquiring the Warrants purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which the undersigned exercises sole investment discretion.


Date: _____________________            _____________________________________
                                       NOTICE:  To be signed by an
                                                executive officer

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

            The undersigned hereby irrevocably elects to exercise the Warrant,
represented by this Warrant Certificate, to receive         shares of Common
Stock and herewith (check item)

            (i) tenders payment for such shares to the order of Geokinetics Inc. in the amount of $ in accordance with the terms hereof; or

            (ii) converts this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by this Warrant, minus the aggregate Exercise Price for such shares of Common Stock and transfer taxes, if any, by (b) the current market price of one Share.

            The undersigned requests that a certificate for such shares be
registered in the name of                , whose address is
                 , and that such shares be delivered to          , whose address
is              .

            If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in
the name of                     ,whose address is,
and that such Warrant Certificate be delivered to,
             whose address is                        .


                                    Signature:


                                    Date:


                                    Signature Guaranteed: